                            TOWER SEMICONDUCTOR LTD.

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 24, 2002

     Notice is hereby given that the Annual General Meeting of the Shareholders of Tower Semiconductor Ltd. ("Tower" or the "Company"), an Israeli company, will be held at the office of the Company, Hamada Avenue, Ramat Gavriel Industrial Park, Migdal Haemek, Israel, on, Sunday, November 24, 2002, at 11:00 a.m. (Israel time) for the following purposes:

1. To elect six members to the Board of Directors of the Company for the coming year.

2. To approve the appointment of Brightman Almagor & Co. (a member of Deloitte Touche Tohmatsu International) as the independent public accountant of the Company for the year ending December 31, 2002.

3.   To  appoint  a  Chairman  of  the  Board  of  Directors.

4. To receive management's report on the business of the Company for the year ended December 31, 2001, and to transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on, Monday, October 28, 2002, are entitled to notice of, and to vote at, the Meeting. All shareholders are cordially invited to attend the Meeting in person.

Shareholders who do not expect to attend the Meeting in person are requested to mark, date, sign and mail the enclosed proxy as promptly as possible in the enclosed stamped envelope. Beneficial owners who hold their shares through members of the Tel Aviv Stock Exchange ("TASE") may either vote their shares in person at the Meeting by presenting a certificate signed by a member of the TASE which complies with the Israel Companies Regulations (Proof of Ownership for Voting in General Meetings)-2000 as proof of ownership of the shares, or send such certificate along with a duly executed proxy to the Company at Hamada Avenue, Ramat Gavriel Industrial Park, Post Office Box 619, Migdal Haemek 23105, Israel, Attention: Corporate Secretary.



                                       By  Order  of  the  Board  of  Directors,

                                       Idan  Ofer
                                       Chairman  of  the  Board
                                       October  29,  2002

                                 PROXY STATEMENT

                            TOWER SEMICONDUCTOR LTD.
                  HAMADA AVENUE, RAMAT GAVRIEL INDUSTRIAL PARK
                                  P.O. BOX 619
                           MIGDAL HAEMEK 23105, ISRAEL

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 24, 2002

     The enclosed proxy is being solicited by the board of directors (the "Board of Directors") of Tower Semiconductor Ltd. (the "Company" or "Tower") for use at our Annual General Meeting of Shareholders (the "Meeting") to be held on November 24, 2002, or at any adjournment thereof. The record date for determining shareholders entitled to notice of, and to vote at, the Meeting is established as the close of business in New York on October 28, 2002. On that date, we had outstanding and entitled to vote 43,435,933 of our ordinary shares, par value New Israeli Shekels ("NIS") 1.00 (the "Ordinary Shares").

     The Proxy solicited hereby may be revoked at any time prior to its exercise, by means of a written notice delivered to us, by substitution of a new proxy bearing a later date or by a request for the return of the proxy at the Meeting. We expect to solicit proxies by mail and to mail this proxy statement and the accompanying proxy card to shareholders on or about October 29, 2002. We will bear the cost of the preparation and mailing of these proxy materials and the solicitation of proxies. We will, upon request, reimburse banks, brokerage houses, other institutions, nominees, and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners.

     Upon the receipt of a properly executed proxy in the form enclosed, the persons named as proxies therein will vote the Ordinary Shares covered thereby in accordance with the instructions of the shareholder executing the Proxy. With respect to the proposal set forth in the accompanying Notice of Meeting, a shareholder may vote in favor of the proposal or against the proposal or may abstain from voting. Shareholders should specify their choices on the accompanying proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for election as directors and FOR each of the other proposals set forth in the accompanying Notice of Meeting. Management is not aware of any other matters to be presented at the Meeting.

     Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (i) giving written notice to us of such revocation, (ii) voting in person at the Meeting or requesting the return of the proxy at the Meeting or (iii) executing and delivering to us a later-dated proxy. Written revocations and later-dated proxies should be sent to: Corporate Secretary, Tower Semiconductor Ltd., Hamada Avenue, Ramat Gavriel Industrial Park, Post Office Box 619, Migdal Haemek 23105, Israel.

     Each Ordinary Share is entitled to one vote on each matter to be voted on at the Meeting. Two or more shareholders present, personally or by proxy, who hold or represent together at least 33% of the voting rights of our issued share capital will constitute a quorum for the Meeting. Each of the proposals to be presented at the Meeting requires the affirmative vote of shareholders present in person or by proxy and holding Ordinary Shares amounting in the aggregate to at least a majority of the votes actually cast with respect to such proposal. If within half an hour from the time appointed for the Meeting a quorum is not present, the Meeting shall stand adjourned for one week, to November 31, 2002 at the same hour and place, without it being necessary to notify the shareholders. If a quorum is not present at the adjourned date of the meeting within half an hour of the time fixed for the commencement thereof, the persons present shall constitute a quorum.


                             PRINCIPAL SHAREHOLDERS

     The following table and notes thereto set forth information, as of October 28, 2002, concerning the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), and on a diluted basis, of Ordinary Shares by any person who is known to own at least 5% of the our Ordinary Shares. On such date, 43,435,933 Ordinary Shares were issued and outstanding. The voting rights of our major shareholders do not differ from the voting rights of other holders of our Ordinary Shares. However, certain of our shareholders have entered into a shareholders agreement pursuant to which they may be able to exercise control over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.


                                   AMOUNT                                   PERCENT OF CLASS
IDENTITY OF PERSON OR GROUP        OWNED         PERCENT OF CLASS(1)           (DILUTED)(2)
---------------------------     ------------     -------------------     ----------------------------
Israel Corporation Technologies
(ICTech) Ltd. ("ICTech") (3)    13,776,754(4)          30.72                     23.71

Alliance Semiconductor
Corporation                      6,791,537(5)          15.38                     11.69

SanDisk Corporation              6,827,961(6)          15.46                     11.75

Macronix Co. Ltd.                6,595,795(7)          14.96                     11.35

Ontario Teachers' Pension Plan
Board ("OTPP")                   4,350,000(8)           9.72                      7.49

(1) Assumes the holder's beneficial ownership of all Ordinary Shares that the holder has a right to purchase within 60 days.

(2) Assumes that all currently outstanding rights to purchase Ordinary Shares have been exercised by all holders.

(3) Pursuant to a shareholders agreement among Israel Corp., Alliance Semiconductor Corporation, SanDisk Corporation and Macronix Co. Ltd., ICTech may be said to have shared voting and dispositive control over 72.38% of the outstanding shares of Tower. On January 31, 2001, Israel Corp. transferred all its beneficial ownership of shares of Tower to ICTech.

(4) Based on information provided by ICTech, represents 12,366,431 shares currently owned by ICTech, a minimum of 244,445 shares and a maximum of 586,667 shares issuable pursuant to a Share Purchase Agreement, dated as of December 12, 2000, and 823,656 shares issuable upon the exercise of currently exercisable warrants.

(5) Based upon information provided by Alliance, represents 6,067,100 shares currently owned by Alliance, 366,690 shares issuable pursuant to a Share Purchase Agreement dated as of August 30, 2000, and 357,747 shares issuable upon the exercise of currently exercisable warrants.

(6) Based on information provided by SanDisk, represents 6,100,959 shares currently owned by SanDisk, 366,690 shares issuable pursuant to a Share Purchase Agreement dated as of July 4, 2000, and 360,312 shares issuable upon the exercise of currently exercisable warrants.

(7) Based on information provided by Macronix, represents 5,932,105 shares currently owned by Macronix, 366,690 shares issuable pursuant to a Share Purchase Agreement dated as of December 12, 2000, and 297,000 shares issuable upon the exercise of currently exercisable warrants.

(8) Based on information provided by OTPP, represents 3,000,000 shares currently owned by OTPP and 1,350,000 shares issuable upon the exercise of currently exercisable warrants issued pursuant to a Share Purchase
     Agreement  dated  July  23,  2002.


                 MATTERS RELATING TO THE ANNUAL GENERAL MEETING

     At  the  Meeting,  the shareholders will be asked to vote on the following:

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Our Board of Directors is comprised of eight members, six of whom are elected to the Board of Directors until the next Meeting, and two of whom are independent directors who are appointed by the Meeting for fixed terms. The Board of Directors has nominated the six current directors named below for election at the Meeting to serve as directors until the next annual meeting or until their respective successors are duly elected and have qualified.

     If a properly executed proxy does not give specific instructions with respect to the election of directors, the persons named as proxies therein will vote the Ordinary Shares covered thereby FOR the election of all nominees. If any of such nominees is unable to serve (which event is not anticipated), the persons named in the proxy will vote the Ordinary Shares for the election of such other nominees as the Board of Directors may propose.

     Set forth below are the names of, and certain other information concerning, the nominees for election as directors at the Meeting.

     IDAN OFER, age 47, has served as a director since June 1999, was appointed Chairman of the Board in January 2000 and was elected as Chairman of the Board at the Annual Meeting of Shareholders in November 2000. Mr. Ofer serves on the Stock Option and Compensation Committee. Mr. Ofer has served as Chairman of the Board of Directors of Israel Corp., our current principal shareholder, since April 1999. Mr. Ofer also serves as a director of several subsidiaries of Israel Corp. In addition to his positions within Israel Corp., Mr. Ofer currently serves as Chairman of the Board of United Mizrachi Bank, has held managerial positions within various shipping companies and has served as a director of several companies engaged in venture capital and energy projects.

     EHUD HILLMAN, age 49, served as a director from October 1996 through August 1999 and was reappointed to the Board in January 2000. In January 2001, Mr. Hillman was appointed as the Vice Chairman of the Board. Mr. Hillman serves on the Finance Committee. Since March 2001, Mr. Hillman has served as President and Chief Executive Officer of ICTech, the technology holding company of Israel
Corp. Mr. Hillman served as Chief Financial Officer of Israel Corp. from September 1996 to 1997 and as Executive Vice President and Chief Financial Officer of Israel Corp. from May 1997 to 2001. Mr. Hillman served as a director of several subsidiaries of Israel Corp., including Israel Chemicals Ltd., ZIM Israel Navigation Company and others. Prior thereto, Mr. Hillman was Vice President and Controller of Clal Industries Ltd. and a director of several companies in the Clal Group.

     DR. ELI HARARI, age 57, has served as a director since January 2001. Dr. Harari serves on the Finance Committee and the Stock Option and Compensation Committee. Dr. Harari, the founder of SanDisk Corporation, has served as President and Chief Executive Officer and as a director of SanDisk since 1988.
In 1983, Dr. Harari founded Wafer Scale Integration (WSI), a semiconductor company recently acquired by ST Microlectronics in 2000, serving as WSI's President and Chief Executive Officer from 1983 to 1986 and as Chairman and Chief Technical Officer from 1986 to 1988.

     MIIN WU, age 54, has served as a director since January 2001. Mr. Wu serves on the Finance Committee. Mr. Wu currently serves as President, Chief Executive Officer and an Executive Director of Macronix International and has been an executive officer of Macronix since its formation in 1989. Mr. Wu received both a B.S. and an M.S. in Electrical Engineering from National Cheng-Kung University in Taiwan as well as an M.S. in Material Science & Engineering from Stanford University.

     N. DAMODARY REDDY, age 63, has served as a director since January 2001. Mr. Reddy serves on the Finance Committee and the Audit Committee. Mr. Reddy is the co-founder of Alliance Semiconductor Corporation and has served as its Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Chief Financial Officer of Alliance Semiconductor from June 1998 until January 1999 and from May 2001 until April 2002. From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. He holds an MS degree in Electrical Engineering from North Dakota State University and an MBA from Santa Clara University.

     DR. YOAV NISSAN-COHEN, age 51, has been our Co-Chief Executive Officer since June 1995 and has served as a director since January 2001. From June 1993 to June 1995, Dr. Nissan-Cohen was Vice President, Technology and Business Development. From March 1993 to June 1993, Dr. Nissan-Cohen was Director, Technology and Business Development. From 1988 until March 1993, Dr. Nissan-Cohen was employed by National Semiconductor at the Migdal Haemek facility in various capacities, including Product Engineering Manager and Quality Assurance Manager.

     The Israel Companies Law, 1999, as amended (the "Israel Companies Law"), requires publicly held Israeli companies to appoint at least two independent directors. Mr. Hans Rohrer was appointed as an independent director in April 2002 under the Israel Companies Law for a three-year term that expires in 2005; Ms. Zehava Simon was appointed as an independent director under a predecessor law for a fixed five-year term that expires in 2004. Certain information concerning Ms. Simon and Mr. Rohrer is set forth below:

     ZEHAVA SIMON, age 43, has been a director and a member of the Audit Committee and the Stock Option and Compensation Committee since September 1999. Ms. Simon also serves as a member of the Finance Committee. Since 2000, Ms. Simon has served as Vice President of Operations and Israel site manager for BMC Software Israel. From 1998 to 2000, Ms. Simon was the Israel Business Development Manager for Intel. From 1993 to 1998, Ms. Simon served as Intel's Finance and Administration Manager for Israel.

     HANS ROHRER, age 52, has been a director and member of the Audit Committee since April 2002. Mr. Rohrer has over 25 years of experience in the semiconductor industry. Mr. Rohrer started his career in the semiconductor industry with Texas Instruments and has held various engineering, marketing, sales and general management positions, including Vice President and General Manager, Europe, with National Semiconductor between 1980 and 1998. From 1999 to 2002, Mr. Rohrer served as President of Taiwan Semiconductor Manufacturing Company-Europe (TSMC-Europe).

          The  Board  of  Directors will present the following resolution at the
          Meeting:

          "RESOLVED THAT MR. IDAN OFER, MR. EHUD HILLMAN, DR. ELI HARARI, MR. MIIN WU, MR. N.D. REDDY AND DR. YOAV NISSAN-COHEN ARE HEREBY ELECTED TO SERVE AS MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED."

                                 PROPOSAL NO. 2

                     PROPOSAL TO APPROVE THE APPOINTMENT OF
                          INDEPENDENT PUBLIC ACCOUNTANT

     The Board of Directors has authorized the appointment of the accounting firm of Brightman Almagor & Co. (a member of Deloitte Touche Tohmatsu International) to serve as our independent certified public accountant for the year ending December 31, 2002. Our Board of Directors believes that such appointment is appropriate and in the best interests of the Company and its shareholders.

          The  Board  of  Directors will present the following resolution at the
          Meeting:

          "RESOLVED THAT THE APPOINTMENT OF BRIGHTMAN ALMAGOR & CO. (A MEMBER OF DELOITTE TOUCHE TOHMATSU INTERNATIONAL) AS THE INDEPENDENT PUBLIC ACCOUNTANT OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002 IS HEREBY APPROVED."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF BRIGHTMAN ALMAGOR & CO. AS THE INDEPENDENT PUBLIC ACCOUNTANT OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

                                 PROPOSAL NO. 3

            PROPOSAL TO APPOINT A CHAIRMAN OF THE BOARD OF DIRECTORS

     Pursuant to a provision of the Company's Articles of Association, the shareholders of the Company are to appoint a member of the Board of Directors to serve as its Chairman. The Board of Directors has nominated Mr. Idan Ofer, who has served as the Chairman of the Board of Directors since January 2000, to continue to serve as the Chairman of the Board of Directors until the next annual meeting of the shareholders, and believes that such appointment is appropriate and in the best interests of the Company and its shareholders.

          The  Board  of  Directors will present the following resolution at the
          Meeting:

          "RESOLVED THAT THE REAPPOINTMENT OF MR. IDAN OFER AS THE CHAIRMAN OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF THE SHAREHOLDERS OR UNTIL HIS SUCCESSOR SHALL BE DULY APPOINTED AND QUALIFIED IS HEREBY APPROVED."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE REAPPOINTMENT OF MR. IDAN OFER AS THE CHAIRMAN OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING.

                             ADDITIONAL INFORMATION

     Foreign Private Issuer. We are subject to the informational requirements of the United States Securities Exchange Act of 1934 (the "Exchange Act"), as amended, as applicable to foreign private issuers. Accordingly, we file reports and other information with the SEC. Shareholders may read and copy any document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 USA. Shareholders can call the SEC at 1-800-SEC-0330 for further information on using the public reference room. In addition, similar information concerning us can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850 USA, the offices of the Israel Securities Authority at 22 Kanfei Nesharim Street, Jerusalem, Israel, the offices of the Tel Aviv Stock Exchange at 54 Ahad Ha'am Street, Tel Aviv, Israel and the offices of the Israeli Registrar of Companies at 97 Jaffa Street, Jerusalem, Israel. All documents which we will file after November 4, 2002 on the SEC's EDGAR system will be available for retrieval on the SEC's website at www.sec.gov.

     As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. Also, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of securities. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

     ISA Exemption. With the exception of the reporting obligations applicable to a company organized under the laws of the State of Israel whose shares are traded on approved securities exchanges outside of Israel and in Israel as specified in Chapter Five (iii) of the Israeli Securities Law, 1968 (the "Israeli Securities Law"), we have received from the Securities Authority of the State of Israel an exemption from the reporting obligations as specified in Chapter Six of the Israeli Securities Law. We must, however, make available for public review at our offices in Israel a copy of each report that is filed in accordance with applicable U.S. law. These documents are available for inspection at our offices at Hamada Avenue, Ramat Gavriel Industrial Park, Migdal Haemek, Israel.


                                       By  Order  of  the  Board  of  Directors,

                                       Idan  Ofer
                                       Chairman  of  the  Board  of  Directors

                                       Migdal  Haemek,  Israel
                                       October  29,  2002